Exhibit 99.1

Contact:	Jim Gray	Stuart Johnson
	Executive Vice President	Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@thepeopleplace.com	stuartj@thepeopleplace.com

The Peoples Holding Company Signs Definitive Agreement to Acquire
Renasant Bancshares, Inc. of Germantown, Tennessee

TUPELO, Miss., Feb. 17, 2004 – The Peoples Holding Company (AMEX: PHC) and Renasant Bancshares, Inc. announced today the signing of a definitive merger agreement pursuant to which The Peoples Holding Company will acquire Renasant Bancshares, Inc., a Tennessee-chartered bank holding company (“Renasant”) headquartered in Germantown, TN. Renasant is the parent of Renasant Bank and at December 31, 2003, had total assets of $226 million, total deposits of $186 million and total stockholders’ equity of $17 million.

According to the terms of the merger agreement, each Renasant common shareholder can elect to receive one of the three following options: (1) 1.117015 shares of PHC common stock for each share of Renasant common stock, (2) $36.37 in cash for each share of Renasant common stock, or (3) a combination of 45% cash and 55% common stock. The merger consideration received by Renasant shareholders is subject to adjustment so that the merger will qualify as a tax-free reorganization, and the receipt of PHC common stock by Renasant shareholders will be tax free to Renasant shareholders. Based on PHC’s market close of $31.85 on February 13, 2004, the aggregate transaction value, including the dilutive impact of Renasant’s options and warrants, is approximately $56.7 million.

The acquisition expands PHC’s franchise into the high growth Memphis region through Renasant’s two banking offices in Germantown and Cordova. Renasant also operates a loan production office in Hernando, MS. The acquisition is expected to close in the third quarter of 2004 and is subject to regulatory and Renasant shareholder approval and other conditions set forth in the merger agreement.

“This acquisition represents an excellent fit with our franchise and gives us access to the fast growing markets of Memphis,” stated E. Robinson McGraw, President and Chief Executive Officer of PHC. “We are excited about this partnership with Renasant and believe we share similar values, cultures and operating philosophies. PHC considers Frank Cianciola as one of the premier bankers in the Memphis market, and we are proud to have him join the PHC management team. We feel the transaction will add to shareholder value in the years ahead.” The transaction is expected to be approximately 4% dilutive to 2004 earnings per share determined in accordance with generally accepted accounting principles and to be accretive to earnings per share determined in accordance with generally accepted accounting principles in 2006. On a cash basis, the acquisition is expected to turn accretive in 2005.

“We look forward to this partnership and the enhanced products and services we will be able to offer our clients and prospects in the high growth markets of west Tennessee and north Mississippi,” commented Frank J. Cianciola, President and Chief Executive Officer of Renasant.

“PHC’s outstanding performance is a direct result of their commitment to the community banking concept of local leadership and teamwork,” continued Ciancola. “That operating philosophy is helping build lasting relationships through excellent service and high value banking and non-traditional financial products.”

“In terms of client service and shareholder value, Renasant and PHC will clearly be stronger operating as one,” stated Jack Johnson, Chairman of Renasant’s Board of Directors. “Our combined companies will be better positioned to satisfy strong loan demand and our clients’ need for insurance and wealth management services.”

Renasant Bank will maintain its name and charter. Renasant Bank will operate as an indirect subsidiary of PHC, and the management and board of Renasant Bank will remain in effect. Additionally, two board members of Renasant Bank will serve on the PHC board. “We look forward to the addition of Renasant’s management to our team,” concluded Mr. McGraw. “They are experienced in the competitive Memphis marketplace and have done a superior job in building their bank.”

PHC and Renasant senior management will host an investor conference call on February 18, 2004 at 11:00 a.m. eastern standard time. The call may be accessed via a live Internet web cast at www.thepeoplesbankandtrust.com or through a dial-in telephone number at 1-800-901-5213, conference passcode ID 17616580. A replay of the web cast will be archived in the Investor Relations section of PHC’s website. A telephone replay will be available two hours after the completion of the call through February 25, 2004 at 1-888-286-8010, conference passcode ID 25023942.

The Peoples Holding Company is the parent of Mississippi’s fourth largest commercial bank headquartered in the state. Through its wholly owned subsidiary, The Peoples Bank & Trust Company, the company is also parent of The Peoples Insurance Agency, Inc. The Peoples Holding Company has assets of approximately $1.4 billion and operates 44 community bank, insurance and financial services offices in 27 cities throughout north and north central Mississippi and southwest Tennessee. Visit the company’s website at www.thepeoplesbankandtrust.com for additional information.

Forward Looking Statement:

Some of the statements in this press release, including, without limitation, statements regarding the proposed merger and projected growth in the counties in which we operate are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) we may be unable to obtain required shareholder or regulatory approval; (2) competitive pressures among depository and other financial institutions may increase significantly; (3) changes in the interest rate environment may reduce margins; (4) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (5) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (7) costs or difficulties related to the integration of our businesses may be greater than expected; (8) deposit attrition, customer loss or revenue loss following the acquisition may be greater than expected; (9) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (10) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Other Matters:

This press release shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Renasant shareholders for their consideration. Peoples and Renasant will file a registration statement, including a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Renasant are urged to read the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents because they will contain important information.

Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Peoples Investor Relations Department at telephone number 662-680-1419. The annual, quarterly and other reports filed by Peoples with the SEC are also available free of charge at the SEC’s website (http://www.sec.gov).

Renasant, its directors, executive officers and certain members of management and employees may be soliciting proxies from Renasant shareholders in favor of the transactions. A description of any interests, direct or indirect, that directors and executive officers of Renasant have in the transaction will be included in the proxy statement/prospectus when filed.